As filed with the Securities and Exchange Commission on April 20, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCM MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0444317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1900-B Carnegie Avenue

Santa Ana, California 92705

(Address of Principal Executive Offices)(Zip Code)

SCM Microsystems, Inc. 2007 Stock Option Plan, As Amended and Restated

(Full title of the plan)

Lawrence W. Midland

1900-B Carnegie Avenue

Santa Ana, California 92705

(Name and address of agent for service)

(949) 250-8888

(Telephone number, including area code, of agent for service)

Copies to:

Barbara A. Jones, Esq.

Greenberg Traurig, LLP

One International Place

Boston, MA 02110

Facsimile: (617) 897-0954

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	2,000,000	$1.80	$3,600,000	$257.00

(1)	In accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities which become issuable under the SCM Microsystems, Inc. 2007 Stock Option Plan, as amended and restated (the “Plan”), by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of SCM Microsystems, Inc.
(2)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act using the average of the high and low sales prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on April 15, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

SCM Microsystems, Inc. hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (No. 333-147566) as filed with the Securities and Exchange Commission on November 21, 2007, except that “Item 3. Incorporation of Documents by Reference” is amended in its entirety to read as follows:

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a) the Registrant’s latest annual report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Commission on March 8, 2010;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on September 5, 1997 (which incorporates the Registrant’s Description of Capital Stock included in the Registrant’s 424(b)(4) prospectus, File No. 333-29073, as filed with the Commission on October 7, 1997), including any amendment or report filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by the Registrant with the Commission pursuant to Sections 13(a),
13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit

5.1	Opinion of Greenberg Traurig, LLP

10.1	Amended 2007 Stock Option Plan (1)

23.1	Consent of Independent Registered Public Accounting Firm (SCM Microsystems, Inc.)

23.2	Consent of Independent Auditors (Bluehill ID AG)

23.3	Consent of Independent Auditors (Multicard AG)

23.4	Consent of Independent Auditors (Multicard GmbH)

23.5	Consent of Independent Auditors (Tagstar Systems GmbH)

23.6	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the Signatures section of this Registration Statement)

(1)	Incorporated by reference to Exhibit 10.48 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-29440) for the quarter ended September 30, 2009, as filed with the Commission on November 16, 2009.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, State of California, on April 20, 2010.

SCM MICROSYSTEMS, INC.

By:	/s/ AYMAN S. ASHOUR
Ayman S. Ashour
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ayman S. Ashour and Melvin Denton-Thompson, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ AYMAN S. ASHOUR	Chief Executive Officer and Chairman of the Board (Principal Executive Officer and Director)	April 20, 2010
Ayman S. Ashour

/s/ MELVIN DENTON-THOMPSON	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 20, 2010
Melvin Denton-Thompson

/s/ FELIX MARX	Chief Operating Officer and Director	April 20, 2010
Felix Marx

/s/ LAWRENCE W. MIDLAND	Executive Vice President and Director	April 20, 2010
Lawrence W. Midland

/s/ STEVEN HUMPHREYS	Director	April 20, 2010
Steven Humphreys

/s/ HANS LIEBLER	Director	April 20, 2010
Hans Liebler

/s/ SIMON TURNER	Director	April 20, 2010
Simon Turner

/s/ DANIEL S. WENZEL	Director	April 20, 2010
Daniel S. Wenzel

II-2

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Greenberg Traurig, LLP

10.1	Amended 2007 Stock Option Plan (1)

23.1	Consent of Independent Registered Public Accounting Firm (SCM Microsystems, Inc.)

23.2	Consent of Independent Auditors (Bluehill ID AG)

23.3	Consent of Independent Auditors (Multicard AG)

23.4	Consent of Independent Auditors (Multicard GmbH)

23.5	Consent of Independent Auditors (Tagstar Systems GmbH)

23.6	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the Signatures section of this Registration Statement)

(1)	Incorporated by reference to Exhibit 10.48 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-29440) for the quarter ended September 30, 2009, as filed with the Commission on November 16, 2009.